As filed with the Securities and Exchange Commission on August 23, 2005

Registration No. 333-126349

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GEHL COMPANY*
(Exact name of registrant as specified in its charter)

Wisconsin	39-0300430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

143 Water Street
West Bend, Wisconsin 53095
(262) 334-9461
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William D. Gehl
Chairman of the Board and Chief Executive Officer
143 Water Street
West Bend, Wisconsin 53095
(262) 334-9461
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Jay O. Rothman
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5306
(414) 271-2400

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered/Proposed Maximum Aggregate Offering Price(1)(2)(3)(13)	Amount of Registration Fee
Primary Offering
Debt Securities (4)	(11)
Guarantees of Debt Securities (5)	(11)
Common Stock, $.10 par value, with attached Preferred
Share Purchase Rights (6)	(11)
Preferred Stock, $.10 par value (7)	(11)
Warrants (8)	(11)
Stock Purchase Contracts (9)	(11)
Stock Purchase Units (10)	(11)
Subtotal	$75,000,000	$8,827.50(15)
Secondary Offering
Common Stock, $.10 par value, with attached Preferred Share
Purchase Rights(12)	431,250 shares (14)/$18,808,968.75	$2,213.82(16)

Total	$93,808,968.75	$11,041.32

(1)	Estimated solely for the purpose of calculating the registration fee for securities issuable in primary offerings pursuant to Rule 457(o) under the Securities Act of 1933.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement for securities issuable in primary offerings exceed $75,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any common stock and preferred stock, the principal amount of any debt securities issued at their stated principal amount, the offering price rather than the principal amount of any debt securities issued at an original issue discount, the offering price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, and the offering price of any securities issued upon settlement of the stock purchase contracts or stock purchase units. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. The securities registered hereunder in primary offerings may be sold separately or as units with other securities registered hereunder.
(3)	Subject to note (2) above, this registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock or warrants registered hereunder and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or warrants.
(4)	Subject to note (2) above, there is being registered an indeterminate principal amount of debt securities. If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in the aggregate initial price not to exceed $75,000,000, less the dollar amount of any registered securities previously issued in any primary offering. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering.
(5)	Subject to note (2) above, there is being registered hereunder an indeterminate number of guarantees issued by one or more subsidiaries of Gehl Company in connection with the debt securities offered by any prospectus supplement. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.
(6)	Subject to note (2) above, there is being registered an indeterminate number of shares of common stock for issuance in primary offerings. Each share of Gehl Company common stock has attached thereto two-thirds of a preferred share purchase right. The value attributable to the rights is reflected in the price of the common stock.
(7)	Subject to note (2) above, there is being registered an indeterminate number of shares of preferred stock.
(8)	Subject to note (2) above, there is being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase debt securities, preferred stock or common stock.
(9)	Subject to note (2) above, there is being registered hereunder an indeterminate amount and number of stock purchase contracts, representing obligations to purchase preferred stock, common stock or other securities.
(10)	Subject to note (2) above, there is being registered hereunder an indeterminate amount and number of stock purchase units, consisting of stock purchase contracts together with debt securities, preferred stock, warrants or debt obligations of third parties securing the holders’ obligations to purchase the securities under the stock purchase contracts.
(11)	Not specified as to each class of securities to be registered for primary offerings pursuant to General Instruction II.D of Form S-3.
(12)	Each share of Gehl Company common stock has attached thereto two-thirds of a preferred share purchase right. The value attributable to the rights is reflected in the price of the common stock.
(13)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 with respect to common stock to be sold by the selling shareholder in any secondary offering and based on the average of the high and low prices of Gehl Company common stock on the Nasdaq National Market on August 19, 2005.
(14)	Up to 431,250 shares of Gehl Company common stock may be sold from time to time pursuant to this registration statement by the selling shareholder. In the event of a stock split, dividend or similar transaction involving Gehl Company common stock, the number of shares registered shall automatically increase to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933. On July 22, 2005, the Company declared a stock split effected in the form of a 50% stock dividend payable on August 24, 2005 to shareholders of record as of August 10, 2005. The number of shares of Gehl Company common stock and preferred share purchase rights registered hereunder with respect to the selling shareholder shall be automatically adjusted to reflect the stock dividend in accordance with the above-referenced Rule 416.
(15)	This registration fee was previously paid in connection with the initial filing of this registration statement on July 1, 2005.
(16)	Represents the registration fee for the additional 431,250 shares of Gehl Company common stock and attached preferred share purchase rights being registered pursuant to this Amendment No. 1.

_________________

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

* TABLE OF GUARANTOR SUBSIDIARY REGISTRANTS

Name, Address and Telephone Number (1)	State or Other Jurisdiction of Incorporation	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Compact Equipment Attachments Inc.	Wisconsin	3523	39-2005149
Gehl Power Products, Inc.	South Dakota	3531	39-1600566
Mustang Manufacturing Company, Inc.	Minnesota	3523	41-1584387

(1)	The address for each of these additional registrants is 143 Water Street, West Bend, Wisconsin 53095. Their telephone number is (262) 334-9461.

EXPLANATORY NOTE

        This registration statement contains two forms of prospectuses to be used in connection with the following:

        (1)        Offerings of debt securities, common stock and preferred share purchase rights, preferred stock, warrants, stock purchase contracts and stock purchase units by Gehl Company and guarantees of debt securities by subsidiaries of Gehl Company; and

        (2)        Offerings of common stock and preferred share purchase rights by the selling shareholder named in such prospectus.

        The foregoing securities may be offered in any combination in one or more offerings involving either the Company or the selling shareholder or both.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 23, 2005

Prospectus

[GEHL LOGO]

$75,000,000

_________________

Gehl Company

Debt Securities
Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

_________________

        We may offer and sell from time to time up to an aggregate initial offering price of $75,000,000 of our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. Our subsidiaries may guarantee any debt securities that we issue under this prospectus.

        We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

        Our common stock is listed on The Nasdaq National Market under the symbol “GEHL.” In this prospectus, unless the context otherwise requires, all references to our common stock include the accompanying preferred share purchase rights pursuant to our rights agreement.

_________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is ____________, 2005.

ABOUT THIS PROSPECTUS

        In this prospectus, “we,” “us,” “our” or “ours” refer to Gehl Company.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $75,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. When used in this prospectus, words such as we “believe,” “anticipate,” expect,” “estimate” or “project” or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond our control, that could cause actual results to differ materially from those expressed in, or implied by, those statements. Some, but not all, of the risks and uncertainties include:

•	any adverse change in general economic conditions;

•	unanticipated changes in capital market conditions;

•	our ability to implement successfully our strategic initiatives;

•	market acceptance of newly introduced products;

•	unexpected issues related to the pricing and availability of raw materials (including steel) and component parts;

•	unanticipated difficulties in securing product from third party manufacturing sources;

•	our ability to increase our prices to reflect higher prices for raw materials and component parts;

•	the cyclical nature of our business;

•	our and our customers' access to credit;

•	competitive pricing, product initiatives and other actions taken by our competitors;

•	disruptions in production capacity;

•	excess inventory levels;

•	the effect of changes in laws and regulations (including government subsidies and international trade regulations);

•	technological difficulties;

•	changes in currency exchange rates or interest rates;

•	our ability to secure sources of liquidity necessary to fund our operations;

•	changes in environmental laws;

•	the impact of any strategic transactions we effect;

•	employee and labor relations;

•	agricultural commodities prices; and

•	housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending.

        We assume no obligation, and disclaim any duty, to update the forward looking statements in this prospectus or in the documents we incorporate by reference.

GEHL COMPANY

        We design, manufacture, distribute and finance equipment used in the light construction and agricultural industries. Construction equipment is comprised of skid loaders, telescopic handlers, asphalt pavers, compact excavators, compact track loaders, all-wheel-steer loaders, compact loaders and attachments and is primarily sold to contractors, sub-contractors, owner operators, rental stores and municipalities. We generally market our construction equipment under the Gehl® and Mustang® brand names. Agriculture equipment is sold to customers in the dairy and livestock industries, and includes a broad range of products including haymaking, forage harvesting, materials handling (skid loaders, telescopic handlers, compact excavators, compact track loaders, all-wheel-steer loaders, compact loaders and attachments), manure handling and feedmaking equipment. In addition, we operate an attachment business through Compact Equipment Attachments, Inc. We were founded in 1859 and were incorporated in the State of Wisconsin in 1890.

        Our principal executive offices are located at 143 Water Street, West Bend, Wisconsin 53095, and our telephone number is (262) 334-9461.

USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include reduction or refinancing of debt or other corporate obligations, the financing of capital expenditures, acquisitions and additions to our working capital. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table presents our ratios of consolidated earnings to fixed charges for the periods presented.

	Six Months	Years Ended December 31,
	Ended July 2, 2005	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges (1)	6.17	7.76	1.87	1.37	1.79	4.09

(1)	For purposes of calculating the ratios of consolidated earnings to fixed charges, earnings consist of income before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed, interest capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

        We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

        Any debt securities issued using this prospectus (“Debt Securities”) will be our direct unsecured general obligations. The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us, certain of our domestic subsidiaries, if our domestic subsidiaries are guarantors of the Debt Securities, and a U.S. banking institution (a “Trustee”). The Trustee for each series of Debt Securities will be identified in the applicable prospectus supplement. Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

        We conduct a portion of our operations through subsidiaries. Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of our company and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

        We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the Indentures, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

        The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

        The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt (“Senior Debt”). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities.

        If specified in the prospectus supplement, certain of our domestic subsidiaries (the “Subsidiary Guarantors”) will fully and unconditionally guarantee (the “Subsidiary Guarantees”) on a joint and several basis the Debt Securities as described under “— Subsidiary Guarantees” and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor. Subsidiary Guarantees of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt (Article Thirteen).

        The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any of the Subsidiary Guarantors will provide Subsidiary Guarantees of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	the dates on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	the places where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	if convertible into our common stock or any of our other securities, the terms on which such Debt Securities are convertible;

(15)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(16)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

        The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by our company and may be in any currency or currency unit designated by us.

        Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

        The Senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

        The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities (Article Twelve of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series.

        The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

        The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

        The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantees

        If specified in the prospectus supplement, the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.

        Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee the prompt payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor (Section 1302).

        In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture (Article Fourteen of the Subordinated Indenture).

        Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally (Section 1306).

        Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)	remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

        In the event that a Subsidiary Guarantor ceases to be a Subsidiary, either legal defeasance or covenant defeasance occurs with respect to the series or all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee (Section 1304). In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Conversion Rights

        The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Form, Exchange and Transfer

        The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).

        At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).

        Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 1002).

        If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 305).

Global Securities

        Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

        Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)	an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

(3)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Sections 205 and 305).

        As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 308). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

        Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, any Trustee or the agents of ourself, the Subsidiary Guarantors or any Trustee will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 1002).

        All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 1003).

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)	immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 801).

Events of Default

        Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5)	failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)	Indebtedness of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million;

(7)	any judgment or decree for the payment of money in excess of $10.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)	if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture) (Section 501).

        If an Event of Default (other than an Event of Default with respect to Gehl Company described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default with respect to Gehl Company described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 502). For information as to waiver of defaults, see “— Modification and Waiver” below.

        Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity (Section 603). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).

        No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)	the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3)	the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

        However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 508).

        We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 1004).

Modification and Waiver

        Modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)	modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(10)	modify such provisions with respect to modification, amendment or waiver (Section 902).

        The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 513).

        Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)	the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and

(3)	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause).

        Certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding (Section 101).

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 104).

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)	all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)	all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)	we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article Four).

Legal Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, which we call “legal defeasance” or Section 1503, relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance” (Section 1501).

        Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;

(3)	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

(4)	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1502 and 1504).

        Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1503 and 1504).

        If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantees will terminate (Section 1304).

Notices

        Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).

Title

        We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

DESCRIPTION OF CAPITAL STOCK

General

        The authorized capital stock of Gehl Company consists of 25,000,000 shares of common stock, $0.10 par value per share, and 2,000,000 shares of preferred stock, $0.10 par value per share.

        The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

        Under the terms of our articles of incorporation, our board of directors is authorized to designate and issue shares of preferred stock in one or more series without shareholder approval. Our board of directors has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Preferred Share Purchase Rights

        We have entered into a rights agreement pursuant to which each outstanding share of our common stock, including those shares being sold by us pursuant to this prospectus, has attached two-thirds of a right to purchase one one-hundredth of a share of our Series A preferred stock. Two-thirds of a right will also attach to each share of common stock that we subsequently issue prior to the expiration of the rights agreement. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of common stock. In this prospectus and any accompanying prospectus supplement, unless the context requires otherwise, all references to our common stock include the accompanying rights.

        Currently, the rights are not exercisable and trade with the common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding common stock, will initially entitle the holder to purchase one one-hundredth of a share of our Series A preferred stock at a purchase price of $55 per one one-hundredth of a share, subject to adjustment. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 15% or more of our outstanding common stock. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right’s then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 15% or more of our common stock, each holder of a right will be entitled to receive the acquiring corporation’s common shares having a market value of two times the exercise price. The rights may be redeemed at a price of $0.01 per right until a party acquires 15% or more of our common stock and, after that time, may be exchanged for one share of our common stock or one one-hundredth of a share of our Series A preferred stock per right until a party acquires 50% or more of our common stock. The rights expire on May 28, 2007, subject to extension. Under the rights agreement, our board of directors may reduce the thresholds applicable to the rights from 15% to not less than 10%. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

Anti-Takeover Effects of Various Provisions of Wisconsin Law and Our Articles of Incorporation and By-laws

        Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This statutory voting restriction does not apply to shares acquired directly from us or in certain specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

        Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law regulate a broad range of “business combinations” between a Wisconsin corporation and an “interested stockholder.” Wisconsin Business Corporation Law defines a “business combination” to include a merger or share exchange, sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets equal to at least 5% of the market value of the stock or assets of a corporation or 10% of its earning power, issuance of stock or rights to purchase stock with a market value equal to at lest 5% of the outstanding stock, adoption of a plan of liquidation, and certain other transactions involving an “interested stockholder.” An “interested stockholder” is defined as a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a corporation, or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years. Sections 180.1140 to 180.1144 prohibit a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statute) with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in a person becoming an interested stockholder before such acquisition. Business combinations after the three-year period following the stock acquisition date are permitted only if:

•	the board of directors approved the acquisition of the stock prior to the acquisition date;

•	the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder;

•	the consideration to be received by shareholders meets certain requirements with respect to form and amount; or

•	the business combination is of a type specifically excluded from the coverage of the statute.

        Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law provide that some “business combinations” not meeting specified adequacy-of-price standards must be approved by a vote of at least 80% of the votes entitled to be cast by shareholders and by two-thirds of the votes entitled to be cast by shareholders other than a “significant shareholder” who is a party to the transaction. The term “business combination” is defined to include, subject to some exceptions, a merger or consolidation of us (or any subsidiary of ours) with, or the sale or other disposition of substantially all of our assets to, any significant shareholder or affiliate thereof. “Significant shareholder” is defined generally to include a person that is the beneficial owner of 10% or more of the voting power of the common stock.

        Section 1180.1134 provides that, in addition to the vote otherwise required by law or the articles of incorporation of an issuing public corporation, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under Section 1180.1134, shareholder approval is required for the corporation to:

•	acquire more than 5% of the outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares; or

•	sell or option assets of the corporation that amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

The restrictions described in the first bullet point above may have the effect of deterring a shareholder from acquiring our shares with the goal of seeking to have us repurchase such shares at a premium over the market price.

        Under our articles of incorporation and by-laws, our board of directors is divided into three classes, with staggered terms of three years each. Each year the term of one class expires. Our articles of incorporation provide that any vacancies on the board of directors shall be filled only by the affirmative vote of a majority of the directors in office, even if less than quorum. Any director so elected will serve until the next election of the class for which such director is chosen and until his or her successor is duly elected and qualified.

        Our articles of incorporation provide that any directors may be removed from office, but only for cause by the affirmative vote of at least a majority of all outstanding shares entitled to vote in the election of directors. However, if at least two-thirds of the board of directors plus one director vote to remove a director, such director may be removed without cause by a majority of the voting power of our outstanding shares of capital stock entitled to vote thereon. Our articles of incorporation also contain provisions governing business combination transactions substantially identical to Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law.

        In addition, our by-laws establish a procedure that shareholders seeking to call a special meeting of shareholder must satisfy. This procedures involves notice to us, our receipt of written demands for a special meeting from holders of 10% or more of the issued and outstanding shares of common stock, a review of the validity of such demands by an independent inspector appointed by us and the fixing of the record and meeting dates by the board of directors. Shareholders demanding such a special meeting also must deliver to us a written agreement to pay the costs we incur in holding a special meeting, including the costs of preparing and mailing the notice of meeting and the proxy material for our solicitation of proxies for use at such meeting, in the event such shareholders are unsuccessful in their proxy solicitation.

        Our by-laws also provide the board of directors with discretion in postponing shareholder meetings, including, within some limits, special meetings of shareholders. Additionally, the chief executive officer or the board of directors, acting by resolution, may adjourn a shareholder meeting at any time prior to the transaction of business at such meeting. Our by-laws also contain strict time deadlines and procedures applicable to shareholders seeking to nominate a person for election as a director or to otherwise bring business before a meeting.

        These provisions of our articles of incorporation and by-laws and the Wisconsin Business Corporation Law could have the effect of delaying or preventing a change of control of our company.

Liability and Indemnification of Officers and Directors

        Pursuant to the Wisconsin Business Corporation Law and our by-laws, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses:

•	to the extent such officers or directors are successful in the defense of a proceeding; and

•	in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to us and such breach or failure constituted:

•	a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest;

•	a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal profit; or

•	willful misconduct.

It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, our directors are not subject to personal liability to us, our shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in the final four bullet points above.

        These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from our directors and officers. We believe that these provisions in our by-laws are necessary to attract and retain qualified persons as directors and officers.

Transfer Agent

        The transfer agent for our common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock, or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	United States federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or broker-dealers, (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, broker-dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to broker-dealers; and

•	any commissions paid to agents.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Broker-Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to broker-dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If we use broker-dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the broker-dealers at the time of resale. We will include in the prospectus supplement the names of the broker-dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, broker-dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed.

Delayed Delivery Arrangements

        We may authorize agents, underwriters or broker-dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may enter into agreements with any underwriters, broker-dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters, broker-dealers or agents may be required to make.

        Underwriters, broker-dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

        We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2004, as amended by our Form 10-K/A filed on March 14, 2005;

•	our Quarterly Report on Form 10-Q for the quarters ended April 2, 2005 and July 2, 2005;

•	our Current Reports on Form 8-K, dated February 24, 2005, February 25, 2005, February 25, 2005, June 3, 2005 and August 23, 2005;

•	the description of our common stock contained in Item 1 of our Registration Statement on Form 8-A, dated November 13, 1989, and any amendment or report filed for that purpose of updating such description; and

•	the description of our Preferred Share Purchase Rights contained in Item 1 of our Registration Statement on Form 8-A, dated May 28, 1997, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Gehl Company 143 Water Street West Bend, Wisconsin 53095 (262) 334-9461 Attention: Corporate Secretary

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

        The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 23, 2005

Prospectus

[GEHL LOGO]

646,875 Shares

_________________

Gehl Company

Common Stock

_________________

        This prospectus relates to the offer and sale from time to time of up to an aggregate of 646,875 shares of our common stock for the account of the selling shareholder named in this prospectus. The selling shareholder may sell none, some or all of the shares covered by this prospectus. We cannot predict when or in what amounts the selling shareholder may sell any of the shares covered by this prospectus. We will not receive any of the proceeds from the sale of shares by the selling shareholder.

        We will provide specific terms of the offerings of the common stock by the selling shareholder, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific offering of common stock carefully before you make any investment decision.

        Our common stock is listed on The Nasdaq National Market under the symbol “GEHL.” All share and per share numbers set forth in this prospectus are adjusted to reflect our 50% common stock dividend payable on August 24, 2005. In this prospectus, unless the context otherwise requires, all references to our common stock include the accompanying preferred share purchase rights pursuant to our rights agreement.

_________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is ____________, 2005.

ABOUT THIS PROSPECTUS

        In this prospectus, “we,” “us,” “our” or “ours” refer to Gehl Company.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, the selling shareholder named herein may offer and sell up to 646,875 shares of our common stock that it owns. This prospectus provides you with a general description of the common stock that the selling shareholder may offer. Each time the selling shareholder offers to sell shares of common stock offered hereby, the selling shareholder will deliver a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither the selling shareholder nor we have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the selling shareholder nor we are making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. When used in this prospectus, words such as we “believe,” “anticipate,” expect,” “estimate” or “project” or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond our control, that could cause actual results to differ materially from those expressed in, or implied by, those statements. Some, but not all, of the risks and uncertainties include:

•	any adverse change in general economic conditions;

•	unanticipated changes in capital market conditions;

•	our ability to implement successfully our strategic initiatives;

•	market acceptance of newly introduced products;

•	unexpected issues related to the pricing and availability of raw materials (including steel) and component parts;

•	unanticipated difficulties in securing product from third party manufacturing sources;

•	our ability to increase our prices to reflect higher prices for raw materials and component parts;

•	the cyclical nature of our business;

•	our and our customers' access to credit;

•	competitive pricing, product initiatives and other actions taken by our competitors;

•	disruptions in production capacity;

•	excess inventory levels;

•	the effect of changes in laws and regulations (including government subsidies and international trade regulations);

•	technological difficulties;

•	changes in currency exchange rates or interest rates;

•	our ability to secure sources of liquidity necessary to fund our operations;

•	changes in environmental laws;

•	the impact of any strategic transactions we effect;

•	employee and labor relations;

•	agricultural commodities prices; and

•	housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending.

        We assume no obligation, and disclaim any duty, to update the forward looking statements in this prospectus or in the documents we incorporate by reference.

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GEHL COMPANY

        We design, manufacture, distribute and finance equipment used in the light construction and agricultural industries. Construction equipment is comprised of skid loaders, telescopic handlers, asphalt pavers, compact excavators, compact track loaders, all-wheel-steer loaders, compact loaders and attachments and is primarily sold to contractors, sub-contractors, owner operators, rental stores and municipalities. We generally market our construction equipment under the Gehl® and Mustang® brand names. Agriculture equipment is sold to customers in the dairy and livestock industries, and includes a broad range of products including haymaking, forage harvesting, materials handling (skid loaders, telescopic handlers, compact excavators, compact track loaders, all-wheel-steer loaders, compact loaders and attachments), manure handling and feedmaking equipment. In addition, we operate an attachment business through Compact Equipment Attachments, Inc. We were founded in 1859 and were incorporated in the State of Wisconsin in 1890.

        Our principal executive offices are located at 143 Water Street, West Bend, Wisconsin 53095, and our telephone number is (262) 334-9461.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of common stock by the selling shareholder named below. All proceeds will be payable directly to the selling shareholder.

SELLING SHAREHOLDER

        We are registering for resale 646,875 shares of our common stock held by the selling shareholder named below. The selling shareholder named below may offer and sell up to an aggregate of 646,875 shares of our common stock pursuant to this prospectus and any applicable prospectus supplement. The table below sets forth the number of shares beneficially owned by the selling shareholder as of August 22, 2005 (on a post split basis). The selling shareholder may sell all, a portion or none of the shares covered by this prospectus at any time. The selling shareholder may also sell, transfer or otherwise dispose of some or all of its shares (including shares not covered by this prospectus) in transactions exempt from the registration requirements of the Securities Act of 1933. We do not know when or in what amounts the selling shareholder may offer shares under this prospectus or otherwise. As a result, we cannot estimate with certainty the number of shares of our common stock that will be owned by the selling shareholder after the completion of any offering contemplated by this prospectus.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Any Offering	Percentage of Outstanding Shares Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering Assuming All Shares Offered are Sold	Percent of Outstanding Shares After Offering
Neuson Finance GmbH(1)
Haidfeldstrasse 37
A-4060 Leonding
Austria	1,151,023	11.2	646,875	504,148	4.9

(1)	The shares beneficially owned by Neuson Finance GmbH are also beneficially owned by Neuson Kramer Baumaschinen AG and PIN Privatstiftung. Neuson Finance GmbH is a wholly-owned subsidiary of Neuson Kramer Baumaschinen AG. PIN Privatstiftung, through indirect share holdings, controls Neuson Kramer Baumaschinen AG. The address for Neuson Kramer Baumaschinen AG is Haidfeldstrasse 37, A-4060 Leonding, Austria. The address for PIN Privatstiftung is Gaisbergerstrass 52, A-4031 Linz, Austria.

        In connection with our registration of securities pursuant to the registration statement of which this prospectus forms a part, we entered into a shareholder and registration rights agreement, which we refer to in this prospectus as the shareholder agreement, dated as of August 23, 2005, with the selling shareholder and its parent, Neuson Kramer Baumaschinen AG. Under the shareholder agreement, we agreed to include in the registration statement the registration of the offer and sale by the selling shareholder of up to 646,875 shares of our common stock. We further agreed to allow the selling shareholder to participate in an offering by us of our common stock should such offering commence prior to December 31, 2005. In this prospectus we refer to such an offering as a 2005 offering.

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        If the selling shareholder does not sell at least 450,000 shares in a 2005 offering, then it may, on one occasion, require us to use our commercially reasonable efforts to register under the Securities Act of 1933 up to 646,875 shares of our common stock (less any shares previously sold under the shareholder agreement) for sale by the selling shareholder, or allow the selling shareholder to offer and sell its remaining shares pursuant to the registration statement of which this prospectus forms a part. In addition, in the event we propose to register a public offering of our common stock under the Securities Act of 1933 during the two-year period beginning January 1, 2006 and the selling shareholder is still deemed to be our affiliate under the Securities Exchange Act of 1934, then (other than in limited circumstances) the selling shareholder will be entitled to notice of such registration and will be entitled to include up to 646,875 shares of our common stock (less any shares previously sold under the shareholder agreement) in the registration and offering. The selling shareholder’s rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration and offering under certain circumstances and the selling shareholder’s agreement to sell its shares on the same terms and conditions of offering and sale, including sale price and underwriting discount per share, as agreed to by us in connection with the related offering. The shareholder agreement will terminate on the earliest to occur of (1) the unanimous written agreement of us and the selling shareholder, (2) December 31, 2007, or (3) either the date on which the selling shareholder has sold at least 450,000 shares of our common stock under the shareholder agreement or the date on which the selling shareholder has otherwise sold 750,000 shares of common stock in the aggregate.

        We are generally required to bear the selling shareholder’s expenses of all registrations under the shareholder agreement, except (1) underwriting discounts and commissions incurred by the selling shareholder and (2) the expenses of any attorneys, accountants or other advisors engaged by the selling shareholder in connection with any registration or offering under the shareholder agreement, except we will pay the selling shareholder’s legal expenses of up to $25,000 incurred in a 2005 offering. We have also agreed to indemnify the selling shareholder for, or provide contribution with respect to, certain losses, including under the Securities Act of 1933, it may incur in connection with registrations and offerings under the shareholder agreement.

        We also have an agreement with Neuson Kramer, pursuant to which we distribute excavators and all-wheel-steer loaders manufactured by Neuson Kramer and its affiliates. These products are sold under our “Gehl” and “Mustang” brand names in North and South America. Pursuant to the agreement, we have purchased excavators and all-wheel-steer loaders with aggregate purchase prices of $13.5 million, $8.0 million and $7.9 million in 2004, 2003 and 2002, respectively. We continue to purchase excavators and all-wheel-steer loaders from Neuson Kramer. The terms of our distributor agreement with Neuson Kramer and our related purchases were negotiated on an arms-length basis in 1999.

        Hans Neunteufel, the Chief Executive Officer of Neuson Kramer, has served as one of our directors since July 2004. Kurt Helletzgruber, a former Executive Vice President of Neuson Kramer, served as a director of our company from 2002 to 2004.

DESCRIPTION OF CAPITAL STOCK

General

        The authorized capital stock of Gehl Company consists of 25,000,000 shares of common stock, $0.10 par value per share, and 2,000,000 shares of preferred stock, $0.10 par value per share.

        The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

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Preferred Stock

        Under the terms of our articles of incorporation, our board of directors is authorized to designate and issue shares of preferred stock in one or more series without shareholder approval. Our board of directors has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Preferred Share Purchase Rights

        We have entered into a rights agreement pursuant to which each outstanding share of our common stock, including those shares being sold by us pursuant to this prospectus, has attached two-thirds of a right to purchase one one-hundredth of a share of our Series A preferred stock. Two-thirds of a right will also attach to each share of common stock that we subsequently issue prior to the expiration of the rights agreement. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of common stock. In this prospectus and any accompanying prospectus supplement, unless the context requires otherwise, all references to our common stock include the accompanying rights.

        Currently, the rights are not exercisable and trade with the common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding common stock, will initially entitle the holder to purchase one one-hundredth of a share of our Series A preferred stock at a purchase price of $55 per one one-hundredth of a share, subject to adjustment. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 15% or more of our outstanding common stock. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right’s then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 15% or more of our common stock, each holder of a right will be entitled to receive the acquiring corporation’s common shares having a market value of two times the exercise price. The rights may be redeemed at a price of $0.01 per right until a party acquires 15% or more of our common stock and, after that time, may be exchanged for one share of our common stock or one one-hundredth of a share of our Series A preferred stock per right until a party acquires 50% or more of our common stock. The rights expire on May 28, 2007, subject to extension. Under the rights agreement, our board of directors may reduce the thresholds applicable to the rights from 15% to not less than 10%. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

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Anti-Takeover Effects of Various Provisions of Wisconsin Law and Our Articles of Incorporation and By-laws

        Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This statutory voting restriction does not apply to shares acquired directly from us or in certain specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

        Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law regulate a broad range of “business combinations” between a Wisconsin corporation and an “interested stockholder.” Wisconsin Business Corporation Law defines a “business combination” to include a merger or share exchange, sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets equal to at least 5% of the market value of the stock or assets of a corporation or 10% of its earning power, issuance of stock or rights to purchase stock with a market value equal to at lest 5% of the outstanding stock, adoption of a plan of liquidation, and certain other transactions involving an “interested stockholder.” An “interested stockholder” is defined as a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a corporation, or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years. Sections 180.1140 to 180.1144 prohibit a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statute) with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in a person becoming an interested stockholder before such acquisition. Business combinations after the three-year period following the stock acquisition date are permitted only if:

•	the board of directors approved the acquisition of the stock prior to the acquisition date;

•	the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder;

•	the consideration to be received by shareholders meets certain requirements with respect to form and amount; or

•	the business combination is of a type specifically excluded from the coverage of the statute.

        Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law provide that some “business combinations” not meeting specified adequacy-of-price standards must be approved by a vote of at least 80% of the votes entitled to be cast by shareholders and by two-thirds of the votes entitled to be cast by shareholders other than a “significant shareholder” who is a party to the transaction. The term “business combination” is defined to include, subject to some exceptions, a merger or consolidation of us (or any subsidiary of ours) with, or the sale or other disposition of substantially all of our assets to, any significant shareholder or affiliate thereof. “Significant shareholder” is defined generally to include a person that is the beneficial owner of 10% or more of the voting power of the common stock.

        Section 1180.1134 provides that, in addition to the vote otherwise required by law or the articles of incorporation of an issuing public corporation, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under Section 1180.1134, shareholder approval is required for the corporation to:

•	acquire more than 5% of the outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares; or

•	sell or option assets of the corporation that amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

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The restrictions described in the first bullet point above may have the effect of deterring a shareholder from acquiring our shares with the goal of seeking to have us repurchase such shares at a premium over the market price.

        Under our articles of incorporation and by-laws, our board of directors is divided into three classes, with staggered terms of three years each. Each year the term of one class expires. Our articles of incorporation provide that any vacancies on the board of directors shall be filled only by the affirmative vote of a majority of the directors in office, even if less than quorum. Any director so elected will serve until the next election of the class for which such director is chosen and until his or her successor is duly elected and qualified.

        Our articles of incorporation provide that any directors may be removed from office, but only for cause by the affirmative vote of at least a majority of all outstanding shares entitled to vote in the election of directors. However, if at least two-thirds of the board of directors plus one director vote to remove a director, such director may be removed without cause by a majority of the voting power of our outstanding shares of capital stock entitled to vote thereon. Our articles of incorporation also contain provisions governing business combination transactions substantially identical to Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law.

        In addition, our by-laws establish a procedure that shareholders seeking to call a special meeting of shareholder must satisfy. This procedures involves notice to us, our receipt of written demands for a special meeting from holders of 10% or more of the issued and outstanding shares of common stock, a review of the validity of such demands by an independent inspector appointed by us and the fixing of the record and meeting dates by the board of directors. Shareholders demanding such a special meeting also must deliver to us a written agreement to pay the costs we incur in holding a special meeting, including the costs of preparing and mailing the notice of meeting and the proxy material for our solicitation of proxies for use at such meeting, in the event such shareholders are unsuccessful in their proxy solicitation.

        Our by-laws also provide the board of directors with discretion in postponing shareholder meetings, including, within some limits, special meetings of shareholders. Additionally, the chief executive officer or the board of directors, acting by resolution, may adjourn a shareholder meeting at any time prior to the transaction of business at such meeting. Our by-laws also contain strict time deadlines and procedures applicable to shareholders seeking to nominate a person for election as a director or to otherwise bring business before a meeting.

        These provisions of our articles of incorporation and by-laws and the Wisconsin Business Corporation Law could have the effect of delaying or preventing a change of control of our company.

Liability and Indemnification of Officers and Directors

        Pursuant to the Wisconsin Business Corporation Law and our by-laws, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses:

•	to the extent such officers or directors are successful in the defense of a proceeding; and

•	in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to us and such breach or failure constituted:

•	a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest;

•	a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal profit; or

•	willful misconduct.

It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, our directors are not subject to personal liability to us, our shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in the final four bullet points above.

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        These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from our directors and officers. We believe that these provisions in our by-laws are necessary to attract and retain qualified persons as directors and officers.

Transfer Agent

        The transfer agent for our common stock is American Stock Transfer and Trust Company.

PLAN OF DISTRIBUTION

        The selling shareholder may sell shares of our common stock at any time in and outside the United States (1) directly to purchasers, (2) through underwriters or broker-dealers, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, broker-dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to broker-dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Broker-Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless the prospectus supplement notes otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to broker-dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

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        Any underwriters involved in the offer and sale of the selling shareholder’s common stock may make a market in the common stock, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for the common stock.

        If broker-dealers are used in the sale of common stock by the selling shareholder, the selling shareholder will sell the common stock to them as principals. They may then resell the common stock to the public at varying prices and terms determined by the broker-dealers at the time of resale. The prospectus supplement will include the names of the broker-dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        The selling shareholder may sell its common stock directly. In this case, no underwriters or agents would be involved. The selling shareholder may also sell the common stock through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock, and will describe any commissions payable to the agent. Unless otherwise disclosed in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        The selling shareholder may sell common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of the common stock. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Arrangements

        The selling shareholder may authorize agents, underwriters or broker-dealers to solicit offers from certain types of institutions to purchase common stock from it at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        The selling shareholder may enter into agreements with any underwriters, broker-dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters, broker-dealers or agents may be required to make.

        The selling shareholder may decide not to sell any of the common stock offered under this prospectus, or might decide to transfer the common stock by other means not described in this prospectus. Additionally, the selling shareholder may resell all or a portion of its common stock in open market transactions pursuant to Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus, so long as they meet the applicable criteria and conform to the requirements of those rules.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

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        We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2004, as amended by our Form 10-K/A filed on March 14, 2005;

•	our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2005 and July 2, 2005;

•	our Current Reports on Form 8-K, dated February 24, 2005, February 25, 2005, February 25, 2005, June 3, 2005 and August 23, 2005;

•	the description of our common stock contained in Item 1 of our Registration Statement on Form 8-A, dated November 13, 1989, and any amendment or report filed for that purpose of updating such description; and

•	the description of our Preferred Share Purchase Rights contained in Item 1 of our Registration Statement on Form 8-A, dated May 28, 1997, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Gehl Company 143 Water Street West Bend, Wisconsin 53095 (262) 334-9461 Attention: Corporate Secretary

LEGAL MATTERS

        Foley & Lardner LLP has issued an opinion regarding the validity of the securities offered by this prospectus.

EXPERTS

        The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$11,042
Legal fees and expenses	150,000
Accounting fees and expenses	50,000
Printing expenses	40,000
Miscellaneous	3,958

Total expenses	$255,000

        All of the above fees and expenses will be paid by Gehl Company (the “Company”). Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15.     Indemnification of Directors and Officers.

        Pursuant to the Wisconsin Business Corporation Law and the Company’s By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above. The Company may advance under certain circumstances expenses for the defense of any action for which indemnification may be available.

        The indemnification provided by the Wisconsin Business Corporation Law and the Company’s By-laws is not exclusive of any other rights to which a director or officer may be entitled. The Company maintains a liability policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 16.     Exhibits and Financial Statement Schedules.

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.     Undertakings.

(a)	The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on August 23, 2005.

GEHL COMPANY
By: /s/ William D. Gehl
William D. Gehl
Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William D. Gehl	Chairman of the Board and Chief	August 23, 2005
William D. Gehl	Executive Officer and Director
(Principal Executive Officer)
/s/ Thomas M. Rettler	Vice President and Chief Financial	August 23, 2005
Thomas M. Rettler	Officer (Principal Financial and
Accounting Officer)
*	Director	August 23, 2005
Nicholas C. Babson
*	Director	August 23, 2005
Thomas J. Boldt
*	Director	August 23, 2005
Marcel-Claude Braud
*	Director	August 23, 2005
John T. Byrnes
*	Director	August 23, 2005
Richard J. Fotsch
*	Director	August 23, 2005
Johann Neunteufel
*	Director	August 23, 2005
John W. Splude

Signature	Title	Date
*	Director	August 23, 2005
Hermann Viets
*By:	/s/ Michael J. Mulcahy Michael J. Mulcahy Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on August 23, 2005.

COMPACT EQUIPMENT ATTACHMENTS INC.
By: /s/ William D. Gehl
William D. Gehl
President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William D. Gehl	President and Director (Principal	August 23, 2005
William D. Gehl	Executive Officer)
/s/ Thomas M. Rettler	Vice President and Treasurer and	August 23, 2005
Thomas M. Rettler	Director (Principal Financial and
Accounting Officer)
/s/ Malcolm F. Moore	Director	August 23, 2005
Malcolm F. Moore
/s/ Michael J. Mulcahy	Director	August 23, 2005
Michael J. Mulcahy

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on August 23, 2005.

GEHL POWER PRODUCTS, INC.
By: /s/ William D. Gehl
William D. Gehl
President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William D. Gehl	President and Director (Principal	August 23, 2005
William D. Gehl	Executive Officer)
/s/ Thomas M. Rettler	Vice President and Treasurer and	August 23, 2005
Thomas M. Rettler	Director (Principal Financial and
Accounting Officer)
/s/ Michael J. Mulcahy	Director	August 23, 2005
Michael J. Mulcahy

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on August 23, 2005.

MUSTANG MANUFACTURING COMPANY, INC.
By: /s/ William D. Gehl
William D. Gehl
Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William D. Gehl	Chairman of the Board and Director	August 23, 2005
William D. Gehl	(Principal Executive Officer)
/s/ Thomas M. Rettler	Vice President and Treasurer and	August 23, 2005
Thomas M. Rettler	Director (Principal Financial and
Accounting Officer)
/s/ Michael J. Mulcahy	Director	August 23, 2005
Michael J. Mulcahy

EXHIBIT INDEX

Exhibit
Number	Document Description

(1)	Form of Underwriting Agreement.*

(3.1)	Restated Articles of Incorporation, as amended, of Gehl Company [Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 1997].

(3.2)	By-laws of Gehl Company, as amended [Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 2, 2005].

(3.3)	Articles of Incorporation of Compact Equipment Attachments Inc.**

(3.4)	By-laws of Compact Equipment Attachments Inc.**

(3.5)	Articles of Incorporation of Gehl Power Products, Inc.**

(3.6)	By-laws of Gehl Power Products, Inc.**

(3.7)	Articles of Incorporation of Mustang Manufacturing Company, Inc.**

(3.8)	By-laws of Mustang Manufacturing Company, Inc.**

(4.1)	Rights Agreement, dated as of May 28, 1997, between Gehl Company and U.S. Bank National Association (as successor to Firstar Trust Company) [Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, dated as of May 28, 1997].

(4.2)	Amendment to Rights Agreement, dated as of September 20, 2002 by and among U.S. Bank National Association, Gehl Company and American Stock Transfer and Trust Company [Incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2002].

(4.3)	Credit Agreement by and among Gehl Company, Compact Equipment Attachments Inc., Gehl Power Products, Inc., Mustang Manufacturing Company, Inc., Harris N.A., JPMorgan Chase Bank, N.A., LaSalle Bank National Association, Wells Fargo Bank, National Association and M&I Marshall & Ilsley Bank, dated June 3, 2005 [Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 3, 2005].

(4.4)	Security Agreement by and among Gehl Company, Compact Equipment Attachments Inc., Gehl Power Products, Inc., Mustang Manufacturing Company, Inc. and Harris N.A., as agent, dated June 3, 2005 [Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated June 3, 2005].

(4.5)	Form of Senior Indenture.**

(4.6)	Form of Subordinated Indenture.**

(4.7)	Form of Senior Debt Securities.*

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Exhibit
Number	Document Description

(4.8)	Form of Subordinated Debt Securities.*

(4.9)	Form of Warrant.*

(4.10)	Form of Warrant Agreement.*

(4.11)	Form of Stock Purchase Contract.*

(4.12)	Shareholder and Registration Rights Agreement, dated August 23, 2005, by and among Gehl Company, Neuson Finance GmbH and Neuson Kramer Baumaschinen AG [Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 23, 2005].

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).

(12)	Computation of Ratios of Earnings to Fixed Charges.

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

(23.2)	Consent of PricewaterhouseCoopers LLP.

(24)	Powers of Attorney.

(25.1)	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture.***

(25.2)	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture. ***

*	To be filed by amendment or under subsequent Current Report on Form 8-K.

**	Previously filed with the initial filing of the Form S-3 Registration Statement on July 1, 2005.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

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